SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TRIO MERGER CORP.

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This filing consists of a presentation to be first used on June 5, 2013.

0 R OAD S HOW P RESENTATION June 2013 MERGER OF TRIO MERGER CORP. (TRIO & TMRGW) AND SAEXPLORATION HOLDINGS, INC. TRIO MERGER CORP.

1 The attached slide show was filed with the Securities and Exchange Commission on, or prior to, June 7 , 2013 by Trio Merger Corp . (“Trio”) . Trio is holding presentations for certain of its stockholders, as well as other persons who might be interested in purchasing Trio’s securities, regarding its merger with SAExploration Holdings, Inc . (“SAE” or the “Company”) . The attached slide show will be distributed to attendees of these presentations . EarlyBirdCapital, Inc . (“EBC”), the managing underwriter of Trio’s initial public offering (“IPO”) consummated on June 24 , 2011 , is acting as Trio’s investment banker in these efforts . EBC will receive a fee of $ 2 , 415 , 000 in connection with this engagement . Trio and its directors and executive officers, and EBC may be deemed to be participants in the solicitation of proxies for the special meeting of Trio’s stockholders to be held to approve the merger . STOCKHOLDERS OF TRIO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ TRIO’S DEFINITIVE PROXY STATEMENT (THE “PROXY STATEMENT”) FILED ON MAY 31 , 2013 , WHICH CONTAINS IMPORTANT INFORMATION . In addition, stockholders of Trio and other interested persons are advised to read Trio’s final Prospectus, dated January 21 , 2011 (the “Prospectus”), for a description of the security holdings of Trio’s officers and directors and of EBC and their respective interests in the successful consummation of the business combination . The Proxy Statement was mailed to stockholders as of May 31 , 2013 (the “record date”) . Stockholders may also obtain a copy of the Proxy Statement, without charge, by directing a request to : Trio Merger Corp . , 777 Third Avenue, 37 th Floor, New York, New York 10017 . The Proxy Statement and Prospectus can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http : //www . sec . gov) . Important Disclosures

2 This presentation may contain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , about Trio, SAE and their combined business after completion of the proposed acquisition . Forward looking statements are statements that are not historical facts . Such forward - looking statements, based upon the current beliefs and expectations of Trio’s and SAE’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements . The following factors, among others, could cause actual results to differ from those set forth in the forward - looking statements : fluctuations in the levels of exploration and development activity in the oil and gas industry ; business conditions ; weather and natural disasters ; changing interpretations of generally accepted accounting principles ; outcomes of government reviews ; inquiries and investigations and related litigation ; continued compliance with government regulations ; legislation or regulatory environments ; requirements or changes adversely affecting the businesses in which SAE is engaged ; fluctuations in customer demand ; management of rapid growth ; intensity of competition from other providers of seismic acquisition services ; general economic conditions ; geopolitical events and regulatory changes ; the possibility that the merger does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions ; as well as other relevant risks detailed in Trio’s filings with the Securities and Exchange Commission . PLEASE REFER TO THE SECTION ENTITLED “RISK FACTORS” IN THE DEFINITIVE PROXY STATEMENT FOR A DISCUSSION OF CERTAIN MATERIAL RISKS AND UNCERTAINTIES RELATING TO TRIO, SAE AND THE TRANSACTION . The information set forth herein should be read in light of such risks . C ertain financial information (“modified” EBITDA) is not derived in accordance with generally accepted accounting principles (“GAAP”) . Trio believes that the presentation of this non - GAAP measure provides information that is useful to investors as it indicates more clearly the ability of SAE to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due . SAE’s EBITDA was derived by taking earnings before interest, taxes, depreciation and amortization excluding certain one - time non - recurring items and exclusions . Neither Trio nor SAE assumes any obligation to update the information contained in this presentation . Safe Harbor

3 Transaction Summary » At closing, SAE will be merged into a wholly - owned subsidiary of Trio and Trio will change its name to SAExploration Holdings, Inc. » At closing, SAE’s stockholders will receive 6,448,413 Trio common shares, $7,500,000 in cash and $17,500,000 in seller notes » SAE’s preferred shares will be redeemed at closing for their face value of $5,000,000 » Over the next 2 years, SAE’s shareholders may earn up to an additional 992,064 shares if the following EBITDA targets are met: » Twelve month lock - up agreements in place for all SAE shareholders » Trio’s warrant holders to amend strike and call prices to $12.00 and $15.00, respectively, and after the merger they will receive an offer to exchange their warrants for common shares at a 10 to 1 ratio (the “Warrant Exchange”). Trio’s insiders have agreed to participate in the Warrant Exchange. » Employment agreements with key members of SAE senior management » SAE may make up to a $15,000,000 distribution to its shareholders prior to the closing » SAE’s current stockholders have designated 5 of 8 Board members and Trio has designated 3 of 8 Board members Contingent Payment Schedule EBITDA Target Range 1,2 Contingent Share Range Minimum Maximum Minimum Maximum EBITDA for the Fiscal Year Ending 12/31/13 $46,000,000 to $50,000,000 248,016 to 496,032 EBITDA for the Fiscal Year Ending 12/31/14 $52,000,000 to $56,000,000 248,016 to 496,032 1 Contingent shares will be earned on a straight line basis between the minimum and maximum EBITDA targets. 2 EBITDA will exclude acquisitions and will be calculated as GAAP income before provision for income taxes, plus interest expense, less interest income, plus depreciation and amortization, plus any expenses arising solely from the Merger charged to income in such fiscal year. In addition, any Trio expenses incurred prior to the Closing that are included in Surviving Corp’s 2013 income statement will be excluded for purposes of EBITDA calculation.

Company Overview and History

- SAE is a global geophysical services company offering a full range of 2D, 3D and 4D seismic data services
  - Provides seismic data services to many of the world's largest International Oil Companies ("IOC")
  - Specializes in logistically complex and challenging environments (e.g. Alaska, Peru, Papua New Guinea) while maintaining a strong Quality, Health, Safety and Environmental ("QHSE") performance record
  - 100% of the Company's revenue is earned on a contracted basis with customers, as opposed to shooting unfunded or partially funded speculative libraries, which have significantly more risk and uncertainty
- Operates crews globally, with currently approximately 2,490 employees


2006 – Initiated operations in Lima, Peru as South American Exploration, founded by Brian Beatty
2010 – Expanded jungle seismic experience with establishment of operations in Papua New Guinea ("PNG"); opened offices in Port Moresby, PNG and Brisbane, Australia
2011 – Entered North American market when the company acquired Northern Exploration Services
2011 – Established U.S. operations with opening of office in Anchorage, Alaska
2012 – Expanded Global footprint to Brazil; established office in Rio de Janiero, Brazil
2012 – Announced transaction with Trio Merger Corp
2006
2008
2010
2011
2012
2008 – Leveraged jungle experience to open office in Bogota, Colombia
2010 – South American expansion continued with opening of office in Santa Cruz, Bolivia
2011 – Company changed name to SAExploration and incorporated in Delaware
2011 – Entered Canadian market through Datum Exploration acquisition
2011 – Established headquarters in Calgary, Alberta
2012 – Entered into new $80MM Senior Financing

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5 Service Overview » Program Design ▪ 2 D, 3 D and 4 D survey design ▪ Align parameters and technologies to needs, budget and plan » Planning & Permitting ▪ Extensive experience in heavily cultured areas, logistically challenging land programs, transition zones, and shallow water » Camp Services ▪ Streamlined processes for setting up and dismantling field camps in remote areas » Survey and Line Cutting ▪ Utilize latest technologies ▪ Skilled at managing subcontractors to ensure project completion and integrity » Drilling ▪ Senior staff with 50 + years experience drilling for seismic recording in some of the world’s most challenging environments ▪ Versatile, portable drilling equipment » Recording ▪ Employ a variety of techniques (explosives, Vibroseis, air guns) ▪ Wireless or cable - based systems, and single - or multi - component geophones » In Field Processing ▪ End - to - end data management expedites delivery

Senior Management

Years Experience



Jeff Hastings
Chairman

- President and Owner of Fairweather Geophysical
- Following the acquisition of Fairweather Geophysical by Veritas DGC in 2000, Mr. Hastings retained his role as Head of the Alaskan Division for Veritas and then CGGVeritas following its acquisition of Veritas DGC
- Majority Shareholder in SAE since 2008

Years Experience: 35 +



Brian Beatty
President and CEO

- Founded SAE in 2006 after establishing and maintaining Veritas DGC's South American operations
- Began career in seismic field management with Veritas DGC and held numerous management positions in Veritas
- Established Veritas' business in Peru, Chile, Argentina, Brazil and Bolivia

Years Experience: 30 +



Brent Whiteley
CFO and General Counsel

- Joined SAE in 2011 in the role of COO and General Counsel, later transitioning to the role of CFO and General Counsel
- Mr. Whiteley joined Veritas DGC as its Assistant General Counsel. Mr. Whiteley obtained his MBA in 2006 and assumed the role of General Counsel—Americas for CGGVeritas and then assumed the Senior VP role running the operations for CGGVeritas' Land Acquisition business in the Americas.

Years Experience: 20 +

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7 Revenue and “modified” EBITDA profile Revenue ($ million) “Modified” EBITDA ($ million) 1,2 Notes: 1 “modified” EBITDA is Non - GAAP 2 2013 and 2014 EBITDA based on mid - points of EBITDA targets $133.8 $180.8 $257.4 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 2010 2011 2012 $14.5 $18.5 $30.9 $48.0 $54.0 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 2010 2011 2012 2013 E 2014 E

8 North American Market and Trends » SAE expanded into North America in 2011 through the acquisitions of Datum Exploration, Ltd . in Canada and Northern Exploration Services in Alaska » North American market is a stabilized and sustained market for 3 - D seismic mapping ▪ In the Lower 48 , 3 - D mapping, the more detailed and more costly technique, is the norm and is becoming more prevalent in Canada as IOCs aim to maximize the efficiency of their reservoirs and reduce exploration risk » Tax credits for exploration ( 40 - 60 % rebate for every exploration dollar spent) in Alaska, including the Alaska North Slope, is incentivizing IOCs to increase activity in the region » Entrance into the North American market is consistent with the Company’s strategy to help increase the Company’s equipment utilization rates, and to offset the seasonality of the Canadian and Alaskan markets Historical Revenue ($MM) (1) (1) Historical Revenue statistics illustrated above do not include corporate and inter - company eliminations $ 2.4 $ 51.8 $ 122.1 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 FY 2010 FY 2011 FY 2012 United States Canada

9 South American Market and Trends » IOCs and national oil companies, or NOCs, throughout South America are seeking experienced seismic service providers with complex environment know - how, strong QHSE records and excellent relations with local communities to satisfy their seismic needs ▪ SAE has a strong QHSE track records in the complex geographic environments in which SAE has made its niche » Stabilizing political environments provide reassurance and confidence to IOCs and NOCs that they will be able to enter a country and operate with little disruption » South American countries continue to expand and develop, demanding significantly more energy to fuel this growth ▪ SAE is taking advantage of this growth by expanding into Brazil in 2013 and growing in places like Colombia, Peru and Bolivia » The South American market helps with the Company’s equipment utilization as the North American and South American operating seasons are generally opposite each other ▪ Increased equipment utilization will increase profitability as the Company continues to expand its operations and geographic footprint Historical Revenue ($MM) (1) (1) Historical Revenue statistics illustrated above do not include corporate and inter - company eliminations $ 104.4 $ 118.6 $ 90.5 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 FY 2010 FY 2011 FY 2012 Colombia Peru Bolivia

10 Southeast Asian Market and Trends » In 2010 , the Company entered the Southeast Asian market (Papua New Guinea) for one of its long - time IOC customers ▪ The initial contract in Papua New Guinea lapsed in late 2011 , according to its terms ▪ The Company has been awarded another two year contract with the same customer, including a one - year option » To partially compensate for the downtime in Papua New Guinea, the Company expanded into New Zealand which is now developing into a sustainable market » The expansion into New Zealand has increased utilization in the region and is developing lasting relationships with customers » SAE views the region as a relatively untapped market that is complementary to the Company’s unique skill set Historical Revenue ($MM) (1) (1) Historical Revenue statistics illustrated above do not include corporate and inter - company eliminations $ 27.1 $ 38.4 $ 16.7 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 FY 2010 FY 2011 FY 2012 Papua New Guinea Singapore New Zealand

11 Revenue by Region 2012 Revenue By Region ($MM) 2011 Revenue By Region ($MM) Bolivia $27.5 Canada $32.5 Colombia $53.2 Peru $37.9 New Guinea $10.8 New Zealand $5.9 United States $89.6 Bolivia $5.0 Canada $15.2 Colombia $59.6 Peru $25.9 New Guinea $38.4 United States $36.6

12 Appendix » Historical financial results » Historical balance sheet » Historical cash flows

Historical Financial Results

(U.S. dollars in thousands)	Fiscal Years Ended December 31,			Three Months Ended March 31,	
	2010 (As restated)	2011 (As restated)	2012	2012	2013
Revenue	$ 133,792	$ 180,765	$ 257,359	$ 61,787	$ 84,766
Direct operating expenses	115,238	151,618	212,540	46,911	66,052
Gross profit	18,554	29,147	44,819	14,876	18,714
Selling, general, and administrative exp.	7,390	16,117	25,714	5,443	7,466
Depreciation and amortization expense	177	190	720	139	265
(Gain) Loss on sale of assets	-	(2)	148	(77)	61
Income from operations	10,987	12,842	18,237	9,371	10,922
Other income (expense):					
Other expense, net	(329)	459	(1,133)	93	(137)
Interest expense, net	(674)	(624)	(3,786)	(368)	(3,385)
Loan prepayment fee	-	-	(2,209)	-	-
Foreign exchange gain (loss), net	337	150	320	91	(457)
Total other income (expense), net	(666)	(15)	(6,808)	(184)	(3,979)
Income before income taxes	10,321	12,827	11,429	9,187	6,943
Provision for income taxes	4,500	3,319	1,444	1,434	2,015
Net income	**$ 5,821**	**$ 9,508**	**$ 9,985**	**$ 7,753**	**$ 4,928**
EBITDA reconciliation					
Net income	$ 5,821	$ 9,508	$ 9,985	$ 7,753	$ 4,928
Depreciation and amortization	3,493	4,110	12,470	2,782	4,395
Interest (income) expense, net	674	624	3,573 (1)	368	2,765 (1)
Income tax expense (benefit)	4,500	3,319	1,444	1,434	2,015
Non-recurring major expense	-	964 (2)	3,437 (3)	-	-
EBITDA	**$ 14,488**	**$ 18,525**	**$ 30,909**	**$ 12,337**	**$ 14,103**

(1) Excludes $620,000 and $213,000 of amortization of loan issuance costs which are included in depreciation and amortization in March 2013 and December 2012, respectively

(2) Principally the costs related to contemplated acquisitions

(3) Principally the costs associated with deferred financing costs and fee for early payment of debt

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14 Historical Balance Sheet (1,2) (U.S. dollars in thousands) 2011 (1) 2012 (1) March 31, 2013 (2) Current assets Cash and cash equivalents $ 4,978 $ 15,721 $ 21,406 Restricted cash 108 3,701 402 Accounts receivable, net 33,872 27,585 56,825 Prepaid expenses 2,589 8,553 7,661 Deferred costs on contracts 3,000 5,911 3,708 Deferred tax asset, net 2,244 902 898 Total current assets 46,791 62,373 90,900 Property and equipment, net 41,068 70,456 68,210 Goodwill and other intangible assets, net 3,813 3,784 3,678 Deferred loan issuance costs, net - 9,066 8,484 Other assets 1,947 2,296 2,235 Total assets $ 93,619 $ 147,975 $ 173,507 Current liabilities Accounts payable $ 44,216 $ 12,309 $ 27,984 Accrued liabilities 2,723 5,435 4,776 Income and other taxes payable 3,964 5,896 7,181 Accrued payroll and related liabilities 2,383 3,247 6,754 Notes payable - current portion 7,393 853 800 Deferred revenue - current portion 3,756 6,145 8,590 Capital lease - current portion 915 818 860 Total current liabilities 65,350 34,703 56,945 Long-term portion of notes payable, net - 78,493 78,820 Long-term portion of capital leases 1,669 1,054 897 Deferred revenue - non-current portion 6,429 3,175 2,117 Deferred tax liabilities, net 1,553 241 219 Warrant liability - 1,244 1,293 Total liabilities 75,001 118,910 140,291 Total stockholders' equity (incl. conv. preferred stock) 18,618 29,065 33,216 Total liabilities and stockholders' equity $ 93,619 $ 147,975 $ 173,507 (1) Fiscal years ending December 31 (2) March 31, 2013 balance sheet is unaudited

15 Historical Summary Cash Flow Statements 2010 2011 2012 2012 2013 (As restated) (As restated) Operating activities: Net income $5,821 $9,508 $9,985 $7,753 $4,928 Adjustments to reconcile net income to net cash (used in) provided by operating activities: Depreciation and amortization 3,493 4,110 12,470 2,782 4,395 Payment in kind interest - - - - 488 Write off of loan issuance costs - - 1,229 - - Deferred income taxes (1,135) (477) (1,566) (18) (5) Loss (gain) on sale of property and equipment - (2) 148 (77) 61 Share-based compensation - - 21 - 57 Unrealized loss on change in fair value of warrants - - - - 49 Changes in operating assets and liabilities, net of effects of acquisition 4,671 5,522 (23,775) (4,546) (1,403) Net cash (used in) provided by operating activities 12,850 18,661 (1,488) 5,894 8,570 Investing activities: Purchase of property and equipment (8,844) (22,231) (49,949) (13,693) (1,749) Acquisition of business, net of cash received - (1,322) (760) - - Proceeds from sale of property and equipment 1,005 23 849 - - Net cash used in investing activities (7,839) (23,530) (49,860) (13,693) (1,749) Financing activities: Principal borrowings on notes payable 2,284 4,139 118,247 21,546 - Repayments on notes payable, other (4,100) (650) (44,362) (14,214) (200) Repayments of advances from related parties (928) (895) (1,917) (150) (53) Advances from related parties 1,648 1,192 - 576 - Repayments of capital lease obligations (170) (47) (1,122) (110) (213) Dividend payments (154) (537) (168) (14) (42) Payments of loan issuance costs - - (8,657) - - Net cash provided by financing activities (1,420) 3,202 62,021 7,634 (508) Effects of exchange rate changes on cash 430 (587) 70 1,018 (628) Net change in cash and cash equivalents 4,021 (2,254) 10,743 853 5,685 Cash at the beginning of period 3,211 7,232 4,978 4,978 15,721 Cash at the end of period $7,232 $4,978 $15,721 $5,831 $21,406 Fiscal Years Ended December 31, Three Months Ended March 31,